SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Green Dot Corporation
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1).

greendot® VOTE

Online

Go to **www.envisionreports.com/GDOT** or scan the QR code — login details are located in the shaded bar below.

2024 Annual Stockholders' Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the Green Dot Corporation Annual Stockholders' Meeting to be Held on May 22, 2024

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The notice of annual meeting, proxy statement and 2023 annual report for Green Dot Corporation are available at:

www.envisionreports.com/GDOT

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.envisionreports.com/GDOT**.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 10, 2024 to facilitate timely delivery.

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2024 Annual Stockholders' Meeting Notice

The 2024 Annual Meeting of Stockholders of Green Dot Corporation will be held on Wednesday, May 22, 2024 at 1:00 p.m. Central Time, virtually via the Internet at meetnow.global/MTC6X7N.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1, and a vote FOR Proposals 2, 3 and 4.

1. To elect the 8 nominees named in the proxy statement to the Board of Directors.
2. Ratification of the appointment of Ernst & Young LLP as Green Dot's independent registered public accounting firm for 2024.
3. Approval, on an advisory basis, of executive compensation.
4. Amendment and restatement of Green Dot's 2010 Equity Incentive Plan.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

- **Internet** – Go to **www.envisionreports.com/GDOT**. Click Cast Your Vote or Request Materials.
- **Phone** – Call us free of charge at 1-866-641-4276.
- **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Green Dot Corporation" in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

  To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 10, 2024.